UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SiTime Corporation

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 2020

EXPLANATORY NOTE

On April 17, 2020, SiTime Corporation, a Delaware corporation (the “Company,” “we,” or “our”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s annual meeting of stockholders to be held on June 2, 2020 (the “Annual Meeting”). On or about April 17, 2020, the Company commenced mailing of its Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record entitled to vote at the Annual Meeting and made the Notice and Proxy Statement available on the Company’s website, www.sitime.com. As noted in the Proxy Statement, for 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at our office at 5451 Patrick Henry Drive, Santa Clara, California 95054. This list will also be available for examination during the Annual Meeting, accessible per the instructions in the Notice and Proxy Statement. The following information supplements the Proxy Statement and is being filed solely to provide information inadvertently omitted from the Proxy Statement. This supplement should be read together with the information included in the Proxy Statement. Except as specifically noted in the supplement, all information in the Proxy Statement remains unchanged. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Proxy Statement.

SUPPLEMENT TO PROXY STATEMENT

The information in the Proxy Statement under the caption “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS – Agreements with MegaChips” is hereby supplemented by the additional information below:

Agreements with MegaChips Affiliates

On January 1, 2020, we entered into a services and secondment agreement with MegaChips LSI USA Corporation (“MCA”), a wholly-owned subsidiary of MegaChips, pursuant to which MCA will second certain employees of MCA to perform foundry relations and software development services for the Company for aggregate fees of $350,000 per year (the “Secondment Agreement”). The Secondment Agreement is for a one-year term commencing on January 1, 2020 and will automatically renew for subsequent one-year periods unless earlier terminated by mutual written consent of the parties or by either party in the event of a material breach or default by the other party, subject to a 30-day cure period. As of April 30, 2020, we had paid MCA an aggregate of $116,664 under the Secondment Agreement. The Secondment Agreement was ratified and approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the fees to be paid under this agreement are generally comparable to those paid to personnel performing similar services and are generally no less favorable to us than those that could be obtained in similar transactions with unaffiliated third parties.

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